Exhibit 99.4

Introductory Note to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

The following unaudited pro forma combined consolidated balance sheet as of March 31, 2014, and the unaudited pro forma condensed combined consolidated statements of income for the three months ended March 31, 2014, and the year ended December 31, 2013, and have been prepared to reflect the acquisition of BOH Holdings, Inc. (BOH Holdings) by Independent Bank Group, Inc. (IBTX), which was completed on April 15, 2014. The unaudited pro forma combined condensed consolidated financial information is set forth as if the acquisition had occurred as of March 31, 2014, with respect to financial condition data and as of January 1, 2013, with respect to operations data.

The unaudited pro forma combined condensed consolidated financial statements give effect to the acquisition of BOH Holdings as a business combination under U.S. generally accepted accounting principles (GAAP). Accordingly, all assets and liabilities were recorded at estimated fair value. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma statements and are described in the accompanying notes. IBG’s management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

The unaudited pro forma combined consolidated balance sheet as of March 31, 2014, and the unaudited pro forma combined condensed consolidated statements of income for the three months (as of the respective acquisition date) ended March 31, 2014, and the year ended December 31, 2013, also include the historical financial information of Collin Bank and Live Oak Financial Corp., two financial institutions also acquired by IBTX. The acquisition of Collin Bank was effective November 30, 2013, and the acquisition of Live Oak Financial Corp. was closed on January 1, 2014.

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after further valuation analyses under GAAP are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the pro forma financial statements do not include the effects of any potential cost savings which management believes will result from combining certain operating procedures.

The Company anticipates that the acquisition of BOH Holdings will provide the combined company with the ability to better serve its customers, reach new customers and reduce operating expenses. In addition, certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of BOH Holdings. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes of the Company and BOH Holdings.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of the Company’s common stock or the actual or future results of operations of the Company for any period. Actual results may be materially different than the pro forma information presented herein.

The following table provides the preliminary purchase accounting allocations used in the pro forma financial statements as of March 31, 2014:

Preliminary Purchase Accounting Allocations

(In Thousands)
Assets of acquired bank:
Cash and cash equivalents	$143,081
Securities available for sale	80,812
Loans	780,283
Premises and equipment	7,520
Goodwill	161,547
Core deposit intangible	6,610
Other assets	26,871

Total assets acquired	$1,206,724

Liabilities of acquired bank:
Deposits	$806,978
FHLB advances	130,000
Other liabilities	2,992

Total liabilities assumed	$939,970

Common stock issued at $57.75 per share	$208,818

Series A Preferred Stock exchanged	$23,938

Cash paid	$33,998

INDEPENDENT BANK GROUP/BOH HOLDINGS

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

MARCH 31, 2014

(In Thousands)

	IBTX Consolidated	Historical BOH Holdings	Pro Forma Purchase Accounting Adjustments Debits (Credits)		Pro forma IBTX Consolidated
Assets:
Cash and due from banks	$32,771	$119,061	$(33,998	) G	$117,834
Interest bearing deposits in banks	64,944	24,020	—		88,964
Investment securities AFS	204,539	80,812	—		285,351
Loans held for sale	2,191	—	—		2,191
Loans	1,893,082	785,754	(5,471	) A	2,673,365
Loan Loss Reserve	(14,841)	(5,471)	5,471	B	(14,841)
Premises and equipment	74,461	7,126	394	C	81,981
Other real estate	2,909	1,063	—		3,972
Federal home loan bank stock	9,012	6,809	—		15,821
Investment in life insurance	21,421	17,518	—		38,939
Deferred tax asset	3,936	737	(2,429	) H	2,244
Goodwill	42,575	—	161,547	E	204,122
Intangible Assets	3,813	—	6,610	D	10,423
Other assets	12,862	3,237	(64	) C	16,035

Total Assets	$2,353,675	$1,040,666	$132,060		$3,526,401

Liabilities and Stockholders’ Equity
Deposits:
Noninterest bearing	$398,878	$301,332	$—		$700,210
Interest bearing	1,491,799	505,646	—		1,997,445

Total Deposits	1,890,677	806,978	—		2,697,655
FHLB and Other Borrowings	174,462	130,000	—		304,462
Repurchase Agreements	4,535	—	—		4,535
Subordinated debentures	7,730	—	—		7,730
Trust preferred securities	18,147	—	—		18,147
Other liabilities	5,616	2,992	—		8,608

Total Liabilities	2,101,167	939,970	—		3,041,137

Stockholders’ equity:
Preferred Stock Series C	—	23,938	—		23,938
Preferred Stock Series D	—	1,107	1,107	F	—
Common stock	126	38,317	38,317	F	126
Capital surplus	240,206	11,848	(196,970	) F, G	449,024
Retained earnings	16,708	24,966	24,966	F	16,708
Unearned stock awards	(4,981)	—	—		(4,981)
Accumulated comprehensive income	449	520	520	F	449

Total Stockholders’ Equity	252,508	100,696	(132,060)		485,264

Total Liabilities and Stockholders’ Equity	$2,353,675	$1,040,666	$(132,060)		$3,526,401

IBTX/BOH Holdings Acquisition

Purchase Accounting Adjustments

A	Estimated fair market value adjustment on loan portfolio.
B	Elimination of BOH Holdings’ allowance for loan loss.
C	Represents the fair value adjustment of BOH Holdings’ property and equipment.
D	Record core deposit intangibles for BOH Holdings.
E	Record goodwill for amount of consideration and liabilities assumed over fair value of assets received.
F	Eliminate BOH Holdings capital accounts.
G	Issue approximately 3,615,886 shares of IBTX common stock ($57.75 per share) and $34.0 million cash to former shareholders.
H	Estimated fair market value adjustment on deferred tax accounts.

INDEPENDENT BANK GROUP/ BOH HOLDINGS

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME

THREE MONTHS ENDED MARCH 31, 2014

(In Thousands)

	Historical IBTX	Historical BOH Holdings	Pro Forma Adjustments		Pro Forma Combined IBTX
Interest income
Interest & fees on loans	$24,123	$9,463	$99	A	$33,685
Interest on securities	956	494	—		1,450
Interest on other	83	27	—		110

Total interest income	25,162	9,984	99		35,245
Interest expense
Interest on deposits	1,907	503	—		2,410
Interest on other borrowings	1,120	123	—		1,243

Total interest expense	3,027	626	—		3,653

Net interest income	22,135	9,358	99		31,592

Provision for loan losses	1,253	182	(182	) B	1,253

Net interest income after provision	20,882	9,176	281		30,339

Noninterest income
Service charges	1,211	184	—		1,395
Mortgage fee income	730	—	—		730
Gain on sale of assets	39	—	—		39
Other	354	347	—		701

Total noninterest income	2,334	531	—		2,865
Noninterest expense
Salaries & employee benefits	9,134	3,804	—		12,938
Occupancy	2,538	637	—		3,175
Other	4,404	1,638	220	C	6,262

Total noninterest expense	16,076	6,079	220		22,375
Income before taxes	7,140	3,628	61		10,829
Income tax expense	2,339	1,177	21	D	3,537

Net income	$4,801	$2,451	$40		$7,292

A	Adjustment to interest income for accretion on acquired loans based on expected fair market value adjustment.
B	BOH Holdings acquired loans, which are marked to fair value at the acquisition date, are not expected to require a provision.
C	Expected amortization of core deposit intangible based on a 10 year life using an accelerated amortization method.
D	Tax adjustment related to other pro forma adjustments calculated at a 35% rate.

INDEPENDENT BANK GROUP/ BOH HOLDINGS

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2013

(In Thousands)

	Pro Forma IBTX	BOH Holdings	Pro Forma Adjustments		Pro Forma Consolidated IBTX
Interest income
Interest & fees on loans	$84,350	$35,753	$400	A	$120,503
Interest on securities	2,540	2,288	—		4,828
Interest on other	324	131	—		455

Total interest income	87,214	38,172	400		125,786
Interest expense
Interest on deposits	6,974	1,911	—		8,885
Interest on other borrowings	5,307	565	—		5,872

Total interest expense	12,281	2,476	—		14,757

Net interest income	74,933	35,696	400		111,029

Provision for loan losses	3,822	(358)	358	B	3,822

Net interest income after provision	71,111	36,054	42		107,207

Noninterest income
Service charges	4,841	1,584	—		6,425
Mortgage fee income	3,743	—	—		3,743
Gain on sale of assets	1,489	617	—		2,106
Other	948	556	—		1,504

Total noninterest income	11,021	2,757	—		13,778
Noninterest expense
Salaries & employee benefits	31,836	14,135	—		45,971
Occupancy	9,042	2,458	—		11,500
Other	16,793	5,697	840	C	23,330

Total noninterest expense	57,671	22,290	840		80,801
Income before taxes	24,461	16,521	(798)		40,184
Income tax expense	4,661	5,211	(279	) D	9,593

Net income	$19,800	$11,310	$(519)		$30,591

A	Adjustment to interest income for accretion on acquired loans based on expected fair market value adjustment.
B	BOH Holdings acquired loans, which are marked to fair value at the acquisition date, are not expected to require a provision.
C	Expected amortization of core deposit intangible based on a 10 year life using an accelerated amortization method.
D	Tax adjustment related to other pro forma adjustments calculated at a 35% rate.

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